SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): November 11, 2000


                            AVIS GROUP HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                    1-13315           11-3347585

(State or Other Jurisdiction of       (Commission        (IRS Employer
        Incorporation)                 File Number)     Identification No.)


      900 Old Country Road, Garden City, NY                   11530
      (Address of principal executive offices)             (zip code)


       Registrant's telephone number, including area code: (516) 222-3000


                                 NOT APPLICABLE
        (Former Name or Former Address, if Changed Since Last Report)




ITEM 5.     OTHER EVENTS.

     On November 11, 2000, Avis Group Holdings, Inc., a Delaware corporation ("Avis"), Cendant Corporation, a Delaware corporation ("Cendant"), PPH Corporation, a Maryland corporation and an indirect wholly owned subsidiary of Cendant ("PHH"), Avis Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of PHH, entered into a definitive Agreement and Plan of Merger, dated as of November 11, 2000 (the "Merger Agreement"), providing for Cendant to acquire all of the issued and outstanding shares of Avis' Class A common stock, other than shares beneficially owned by Cendant, PHH, Avis Acquisition Corp., Cendant Car Holdings, Inc. or any other direct or indirect subsidiary of Cendant, for cash at $33 per share. A copy of the Merger Agreement as executed on November 11, 2000, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     On November 13, 2000, Avis and Cendant issued a joint press release announcing that they had entered into the Merger Agreement, providing for Cendant to acquire all of the issued and outstanding shares of Avis' Class A common stock, other than shares beneficially owned by Cendant, PHH, Avis Acquisition Corp., Cendant Car Holdings, Inc. or any other direct or indirect subsidiary of Cendant, for cash at $33 per share. A copy of the joint press release issued in connection with the execution of the Merger Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)       Exhibits.

No.       Description.

99.1 Agreement and Plan of Merger, dated as of November 11, 2000, by and among Cendant Corporation, PHH Corporation, Avis Acquisition Corp. and Avis Group Holdings, Inc.

99.2 Joint Press Release of Cendant Corporation and Avis Group Holdings, Inc., dated November 13, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AVIS GROUP HOLDINGS, INC.


                                        By: /s/   Kevin M. Sheehan
                                            --------------------------
                                            President-Corporate and Business
                                            Affairs and Chief Financial Officer
                                            (principal financial officer)


Dated:   November 14, 2000


                           EXHIBIT INDEX


Exhibit No.       Description.

99.1 Agreement and Plan of Merger, dated as of November 11, 2000, by and among Cendant Corporation, PHH Corporation, Avis Acquisition Corp, and Avis Group Holdings, Inc.

99.2 Joint Press Release of Cendant Corporation and Avis Group Holdings, Inc., dated November 13, 2000.